                         AGREEMENT OF PURCHASE AND SALE


                                    between


               Brandywine Operating Partnership, L.P., Purchaser,


                                      and


                            RREEF USA Fund-I, Seller


                         King of Prussia Business Park
    King of Prussia, Upper Merion Township, Montgomery County, Pennsylvania


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                               Table of Contents



1.   Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.   Deposit.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

3.   Review of the Property. . . . . . . . . . . . . . . . . . . . . . . .   2

4.   Title and Survey. . . . . . . . . . . . . . . . . . . . . . . . . . .   3

5.   Representations and Warranties. . . . . . . . . . . . . . . . . . . .   4
          5.1   Representations and Warranties of Seller.. . . . . . . . .   4
          5.2   Representations and Warranties of Purchaser. . . . . . . .   7
          5.3   Limitations.   . . . . . . . . . . . . . . . . . . . . . .   7
          5.4   Condition of Property. . . . . . . . . . . . . . . . . . .   8

6.   Closing Conditions. . . . . . . . . . . . . . . . . . . . . . . . . .   8
          6.1   Title Insurance. . . . . . . . . . . . . . . . . . . . . .   9
          6.2   Estoppel Letters . . . . . . . . . . . . . . . . . . . . .   9
          6.3   Representations and Warranties . . . . . . . . . . . . . .  10
          6.4   Seller Performance . . . . . . . . . . . . . . . . . . . .  10

7.   Other Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . .  10

8.   Closing.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
          8.1   Closing of Sale. . . . . . . . . . . . . . . . . . . . . .  10
          8.2   Prorations; Adjustments. . . . . . . . . . . . . . . . . .  11
          8.3   Proration of Service Charges.. . . . . . . . . . . . . . .  12
          8.4   Closing Costs. . . . . . . . . . . . . . . . . . . . . . .  12
          8.5   Possession.. . . . . . . . . . . . . . . . . . . . . . . .  12
          8.6   Seller's Closing Documents.. . . . . . . . . . . . . . . .  12
          8.7   Purchaser's Closing Documents. . . . . . . . . . . . . . .  13
          8.8   Joint Deliveries.. . . . . . . . . . . . . . . . . . . . .  14

9.   Miscellaneous.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
          9.1   Modifications. . . . . . . . . . . . . . . . . . . . . . .  14
          9.2   Casualty and Condemnation. . . . . . . . . . . . . . . . .  14
          9.3   Time of Essence. . . . . . . . . . . . . . . . . . . . . .  15
          9.4   Notices. . . . . . . . . . . . . . . . . . . . . . . . . .  15
          9.5   Parties Bound. . . . . . . . . . . . . . . . . . . . . . .  16

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          9.6   Governing Law. . . . . . . . . . . . . . . . . . . . . . .  16
          9.7   Continuation Until Closing; Leasing. . . . . . . . . . . .  16
          9.8   Brokers. . . . . . . . . . . . . . . . . . . . . . . . . .  17
          9.9   Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . .  17
          9.10  Remedies for Non-Performance.. . . . . . . . . . . . . . .  17
          9.11  Brokers Commission.. . . . . . . . . . . . . . . . . . . .  17
          9.12  Survival of Covenants. . . . . . . . . . . . . . . . . . .  18
          9.13  Seller's Investment Committee Approval.. . . . . . . . . .  18
          9.14  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . .  18
          9.15  Entry and Indemnity. . . . . . . . . . . . . . . . . . . .  18
          9.16  Release. . . . . . . . . . . . . . . . . . . . . . . . . .  19
          9.17  Confidential Information.  . . . . . . . . . . . . . . . .  19
          9.18  Calculation of Time Periods. . . . . . . . . . . . . . . .  20
          9.19  Entire Agreement.. . . . . . . . . . . . . . . . . . . . .  20
          9.20  Severability.. . . . . . . . . . . . . . . . . . . . . . .  20
          9.21  Facsimile Signatures.. . . . . . . . . . . . . . . . . . .  20
          9.22  Further Assurances.. . . . . . . . . . . . . . . . . . . .  20
          9.23  Offer. . . . . . . . . . . . . . . . . . . . . . . . . . .  20
          9.24  Seller Exculpation Clause. . . . . . . . . . . . . . . . .  21
          9.25  Purchaser Exculpation Clause.. . . . . . . . . . . . . . .  21
          9.26  SEC Reporting (8-K) Requirements.. . . . . . . . . . . . .  21

List of Schedules and Exhibits . . . . . . . . . . . . . . . . . . . . . .  23

                         AGREEMENT OF PURCHASE AND SALE


     BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Purchaser") agrees to purchase, and RREEF USA FUND-I, a California group trust ("Seller") agrees to sell, that certain improved real property, hereinafter referred to as the "Property", situated in the City of King of Prussia, Upper Merion Township, Montgomery County, Commonwealth of Pennsylvania, legally described on Exhibit A attached hereto and made a part hereof, consisting of twelve (12) buildings and one vacant parcel, all as listed on Exhibit A-1 attached hereto and hereby made a part hereof, together with all rights, privileges, easements and appurtenances thereto, including any and all mineral rights, development rights, air rights, and the like; all personal property owned by the Seller and located on or used in conjunction with the Property (specifically excluding furniture, fixtures and equipment owned by RREEF Management Company and located in the RREEF Management Company office, as well as the 650 Park Avenue canopy and canopy structure); any and all intangible personal property owned by Seller and used in the operation of the Property, including the right to use the name of the property (but not the name "RREEF"), to the extent assignable, but excluding computer software and related licenses; contract rights, "Leases" of all or any part of the Property, all licenses, permits and other written authorizations necessary for the use, operation and ownership of the Property, records, security deposits and prepaid rent, if any, and the benefit of any guaranties of the Leases.

     1. Purchase Price. The purchase price for the Property ("Purchase Price") is Forty-Six Million Three Hundred Sixty Thousand Dollars
($46,360,000.00), payable by wire transfer of immediately available funds at Closing as defined in Paragraph 8.1.

     2.   Deposit.

          2.1 Purchaser has previously deposited, pursuant to this Agreement and pursuant to the Other Agreements (defined in Paragraph 7 below), the amount of Five Hundred Fifty Thousand Dollars ($550,000.00) (the "Deposit") with Commonwealth Land Title Insurance Company ("Escrow Holder") as earnest money to secure Purchaser's performance hereunder and under the Other Agreements. The Deposit may be invested at the direction of Purchaser with the approval of Seller. All investment income earned from the investment of the Deposit, less investment fees, if any, will be added to and become a part of the Deposit and will be applied toward the Purchase Price if Closing is completed in accordance with this Agreement; otherwise all interest will be paid to the party entitled to the Deposit. The escrow instructions to Escrow Holder will be in the form of Schedule 2.1 attached
hereto (the "Escrow Instructions").   If Purchaser does not elect to
terminate this Agreement pursuant to Section 3 below, prior to the end of the Review Period (defined in Section 3.4), on or before one business day after last day of the Review Period Purchaser shall deposit an additional $500,000 with Escrow Holder, which shall be added to and become a part of the Deposit for all purposes hereunder.

          2.2 Of the total Deposit, the sum of $150,000 is agreed to be non-refundable, and shall be refunded to Purchaser only (i) if Purchaser terminates this Agreement under Section 3.4, under the circumstances set forth in Section 3.4.1, or (ii) if the Agreement is terminated or if the Closing fails to occur by reason of Seller's default. Under all other circumstances, wherever under this Agreement and the Other Agreements the Deposit is to be returned to Purchaser, $150,000 out of the Deposit shall be paid to Seller, to be retained by Seller as fully earned.

     3.   Review of the Property.

          3.1 From and after the "Effective Date" (as defined in Paragraph 9.23), Seller agrees to provide Purchaser and its agents or consultants with access to the Property to inspect each and every part thereof to determine its present condition and to conduct such physical and environmental studies (including a mechanical and roof study and Phase I environmental assessment) as it deems appropriate.

          3.2 Within three (3) business days after the Effective Date Seller will make available to Purchaser for inspection and copying, all to the extent in the possession of Seller or its managing agent, a copy of each existing Lease and equipment lease, service contract and maintenance or other contract pertaining to the operations of the Property that will survive Closing, a copy of each real estate tax bills for 1994-1996, both inclusive, and unaudited financial statements for the Property for the years 1994-1996, both inclusive.

          3.3 Within three (3) business days after the Effective Date Seller will make available to Purchaser for inspection and copying at the office of Seller's managing agent, all to the extent in the possession of Seller or its managing agent:

                 3.3.1 a copy of each environmental reports relating to the Property prepared by third party consultants since January 1, 1995.

                 3.3.2 a copy of each current franchises, business or other licenses, bonds, permits, certificates, authorizations and other evidences of consent, approval, authorization or permission relating to or affecting the Project of or from any person, including any governmental authority, held by Seller, including any pending applications.

                 3.3.3 a copy of each material third party warranties and guaranties, if any, which are in effect with respect to the Property.

          3.4 Purchaser has until 5:00 p.m. CST on February 2, 1998 (the "Review Period"), to determine in its sole discretion whether all matters relating to the Property (except title and survey, which are governed by Paragraph 4), are acceptable, and to obtain the approval of the transaction contemplated herein by Seller's Board of Directors. If Purchaser concludes that any matter relating to the Property is not acceptable or that its Board has disapproved the

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

transaction, Purchaser will so notify Seller (the "Termination Notice") prior to the expiration of the Review Period (which notice shall contain a copy of Purchaser's roof/structural report and other reports or studies, other than environmental reports, obtained in connection with Purchaser's due diligence). Upon timely delivery of the Termination Notice, this Agreement will terminate without liability on the part of Seller or Purchaser, other than Purchaser's indemnity contained in Paragraph 9.15 hereof and the obligation to deliver to Seller a copy of any environmental report obtained by Purchaser if requested by Seller within ten (10) days after receipt of the Termination Notice. In the event that Purchaser does not timely so notify Seller, Purchaser will be deemed to have concluded that all matters relating to the Property are acceptable and to have elected to proceed with the transaction upon the terms and conditions contained in this Agreement (including the obligation to increase the amount of the Deposit by an additional $500,000) without regard to this Paragraph 3.4.

                 3.4.1 If this Agreement is terminated pursuant to Paragraph 3.4, the Deposit, less $150,000, will be returned to Purchaser as provided in the Escrow Instructions. This $150,000 shall be paid to Seller, unless Purchaser's termination resulted from (i) Seller's default, (ii) a material deviation from the economics of the Property as presented in Seller's offering memorandum (it being understood and agreed that Seller makes no warranty or representation as to said offering memorandum), or (iii) any material structural or environmental defect in the Property not known or disclosed to Purchaser before December 22, 1997.

          3.5 Purchaser agrees that any information obtained by Purchaser or its authorized agents in the conduct of its due diligence will be treated as confidential pursuant to Paragraph 9.17.

     4. Title and Survey. Purchaser has ordered, at its expense (and upon receipt, Purchaser shall promptly deliver copies to Seller): (i) a commitment for a 1992 form ALTA Owner's title insurance policy with respect to the Property from Commonwealth Land Title Insurance Company (the "Title Insurer") in the amount of the Purchase Price, and (ii) copies of all documents relating to title exceptions referred to therein. Seller has already ordered, and Purchaser has received, at Purchaser's sole expense, a plat of survey of the Property made in accordance with Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys (1992) pursuant to the accuracy standards of an Urban Survey. On or before January 30, 1998, Purchaser agrees to notify Seller of any objection Purchaser may have to any exceptions reported in the commitment or any matter shown on the plat of survey (the "Unacceptable Exceptions"). Seller will be responsible for satisfaction of the Title Insurer's Schedule B-1 seller requirements. All other exceptions and survey matters will be deemed acceptable to Purchaser. If Purchaser fails to give such notice to Seller, the survey and all of the exceptions in the title commitment will be deemed acceptable to Purchaser. Seller will have ten (10) days after receipt of Purchaser's notice within which to notify Purchaser whether Seller elects to either (a) eliminate or induce the Title Insurer to insure over (subject to Purchaser's consent, not to be unreasonably withheld) the Unacceptable Exceptions or (b) terminate this Agreement. If Seller agrees to eliminate or induce to the Title Insurer to insure over (with Purchaser's consent) the

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Unacceptable Exceptions, Seller will be obligated to do so at its cost on or
prior to Closing.   If Seller elects to terminate this Agreement, neither
party will have any further rights or obligations hereunder, except as provided in Paragraph 9.15. If Seller fails to give any timely notice, Seller will be deemed to have elected to terminate this Agreement. If any other recorded exception to title is discovered after the commitment is delivered to Purchaser, and Purchaser does not elect to waive such exception upon the first to occur of (a) the Closing or (b) seven (7) days after being notified of such exception and to proceed with the consummation of the Closing, Seller will have fifteen (15) days after the expiration of said seven (7) day period (and Closing will be delayed if necessary, so that it occurs not earlier than twenty-two (22) days after Purchaser is notified of such exception) after notifying Purchaser of such discovery in which to use commercially reasonable efforts to eliminate or to induce the Title Insurer to insure over (subject to Purchaser's approval, not to be unreasonably withheld) such exception, and if such exception is not eliminated or insured over as aforesaid within said 15-day period, Purchaser may terminate this Agreement, in which event the Deposit will be returned to Purchaser and neither party will have any further rights or obligations hereunder except as provided in Paragraph 9.15, or close the sale subject to such exception. Seller agrees that it will pay off at Closing (and not induce the Title Insurer to insure over) title exceptions representing monetary liens of a definite or ascertainable amount voluntarily granted by Seller. In using commercially reasonable efforts to eliminate or to induce the Title Insurer to insure over Unacceptable Exceptions, Seller will not be required to litigate or to expend more than $10,000 in the aggregate. Ad valorem real estate taxes not yet due and payable and all title and survey matters which are not Unacceptable Exceptions are hereinafter referred to as Acceptable Exceptions.

     5.   Representations and Warranties.

          5.1 Representations and Warranties of Seller. As used in this Paragraph 5.1 and elsewhere in this Agreement, the phrase "to the knowledge of Seller" or phrases of similar import mean and are limited to the actual current knowledge, without duty to investigate or inquire, of Seller's portfolio manager (Pamela Boneham) and Seller's local manager having ongoing management responsibility with respect to the Property (Barbara Gillentine), and not to any constructive knowledge of any of the foregoing individuals or of Seller or any investment advisor to Seller, any entity that is a partner in such investment advisor, or any affiliates of any thereof, or to any officer, agent, representative, or employee of Seller or such investment advisor, any such constituent partner, or any such affiliate. Seller hereby warrants and represents to Purchaser (with such representations and warranties to be re-made as of Closing pursuant to Paragraph 8.6.10) as follows:

                 5.1.1 Pending Proceedings. With the exception of the items set forth in Schedule 5.1 (the "Disclosure Schedule") to the knowledge of Seller, Seller has received no written notice of special assessments, condemnation, environmental, zoning or other land use regulation proceedings, either pending or planned to be instituted, with respect to the Property or any part thereof.

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                 5.1.2    Status of Seller and Closing Documents.  Subject to
Paragraph 9.13, this Agreement has been, and all the closing documents to be delivered by Seller to Purchaser at Closing are or will be, duly authorized, executed, and delivered by Seller, will be sufficient to convey insurable title, are legal, valid, and binding obligations of Seller, are enforceable in accordance with their respective terms, and do not violate any provisions of any agreement to which Seller or the Property is subject or bound. Seller is duly organized and validly existing and, if required, duly qualified to transact business in the State in which the Property is located.

                 5.1.3 Non-Foreign Status. Seller is not a foreign person within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.

                 5.1.4 Compliance with Laws. With the exception of the items set forth in the Disclosure Schedule, Seller has received no governmental notice, not heretofore corrected, alleging that the Property or its current uses are in violation of any zoning, building, health, traffic, environmental, flood control or all other applicable rules, regulations, codes, ordinances, or statutes of any local, state and federal authorities or any other governmental authority (collectively, the "Laws") asserting jurisdiction over the Property.

                 5.1.5 Service Contracts. With the exception of the items set forth in the Disclosure Schedule, to Seller's knowledge, there are no agreements or contracts affecting the Property (including, without limitation, any management, leasing, services or maintenance agreements) which are not terminable at will by Seller without further liability, upon not more than 30 days' prior written notice. The contracts and agreements to be assigned to Purchaser pursuant to Paragraph 8.6.5 are listed on Schedule
5.1.5 attached hereto. Seller agrees to terminate the existing management agreement covering the Property on or before Closing.

                 5.1.6 No Default. The execution and delivery of this Agreement, and consummation of the transaction described in this Agreement, does not and will not constitute a default under any contract, lease, or agreement to which Seller is a party or by which Seller is bound.

                 5.1.7 No Suits. Except as set forth in the Disclosure Schedule and except for personal injury or property damage actions for which there is adequate insurance coverage and where the insurance carrier has accepted the tender of the defense without reservation, to Seller's knowledge, there is no action, suit or proceeding pending or threatened against or affecting the Property or any portion thereof, or relating to or arising out of the ownership, management or operation of the Property, in any court or before or by any federal, state, or municipal department, commission, board, bureau or agency or other governmental instrumentality.

                 5.1.8 Environmental Condition. Each of the following representations contained in this Paragraph 5.1.8 is wholly qualified and limited by (a) any matters disclosed in

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any materials made available or delivered to Purchaser by Seller pursuant to
Paragraph 3 above or otherwise, (b) any matters disclosed in any environmental reports or studies obtained by Purchaser, and (c) any other matters of which Purchaser has actual knowledge. Subject to the foregoing, Seller represents:

                          5.1.8.1  With the exception of items listed in the
Disclosure Schedule, and except (i) in amounts customarily found in office uses and in the other uses for which the Property is suited and used and (ii) in compliance with applicable law, to Seller's knowledge, Seller has not released, generated or handled Hazardous Materials on the Property, and Seller has no knowledge of any release, generation or handling of Hazardous Materials on the Property by any tenants or the incorporation of Hazardous Materials by the tenants in any improvements on the Property during the time Seller owned the Property. For the purposes hereof, "Hazardous Material" means any substance, chemical, waste or other material which is listed, defined or otherwise identified as "hazardous" or "toxic" under any federal, state, local or administrative agency ordinance or law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq. and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., or any regulation, order, rule or requirement adopted hereunder, as well as any formaldehyde, urea, polychlorinated biphenyls, petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel or mixture thereof, radon, asbestos, and "source," "special nuclear" and "by-product" material as defined in the Atomic Energy Act of 1985, 42 U.S.C. Sections 3011 et seq.

                          5.1.8.2  With the exception of items listed in the
Disclosure Schedule, to Seller's knowledge, Seller has not received any summons, citation, directive, letter or other communication, written or oral, from the United States Environmental Protection Agency or the State environmental protection agency having jurisdiction over the Property.

                 5.1.9 Options. Seller has granted no options or rights of first refusal to acquire any interest in the Property not set forth in the Leases delivered to Purchaser or in documents of record disclosed in the title commitment. The purchase rights of the U.S. Postal Service under its lease have expired without exercise.

                 5.1.10 Rent Roll. To Seller's knowledge, the information set forth on the rent roll attached hereto as Schedule 5.1.10 is true and accurate in all material respects.

                 5.1.11 Tenant Rights. There are no termination, extension, cancellation, or expansion rights under any occupancy arrangements with respect to the Property except as contained in the Leases.

                 5.1.12 Leasing Commissions. All leasing commissions, free rent and tenant improvement allowances due and payable as of the date hereof by Seller have been paid or will have been paid on or before Closing. To Seller's knowledge, the only current leases as to

                                       6
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which commissions, free rent and tenant improvement allowances may become due in the future are listed on Schedule 5.1.12, which future obligations shall be expressly assumed by Purchaser.

                 5.1.13 There are no employees of the Property or Seller who will become employees of Purchaser or for which Purchaser shall be responsible in any way.

          5.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller that this Agreement has been, and all the documents to be delivered by Purchaser to Seller will be, duly authorized, executed, and are or will be legal, valid, and binding obligations of Purchaser, are or will be enforceable in accordance with their respective terms, and do not and will not at Closing violate any provisions of any agreement to which Purchaser is subject.

          5.3 Limitations. Each of the representations and warranties of Seller contained in Paragraph 5.1: (i) is made as of the date of this Agreement; (ii) will be deemed to be remade by Seller, and to be true in all material respects, as of Closing, subject to other matters expressly permitted in this Agreement or otherwise specifically approved in writing by Purchaser; and (iii) will survive for a period of one (1) year after the Closing Date, as defined in Paragraph 8.1. Any claim that Purchaser may have at any time against Seller for a breach of any such representation or warranty, whether known or unknown, which is not asserted by notice from Purchaser to Seller within such six (6) month period will not be valid or effective, and Seller will have no liability with respect thereto. Nor will Seller have any liability to Purchaser for a breach of any representation or warranty unless the valid claims for all such breaches collectively aggregate more than One Hundred Thousand Dollars ($100,000.00), in which event the full amount of such valid claims shall be actionable, subject to the limitation in
Section 9.10. The continued accuracy in all material respects of the aforesaid representations and warranties is a condition precedent to Purchaser's obligation to close. If any of said representations and warranties is not correct in all material respects at the time the same is made or as of Closing, and Seller had no knowledge of such inaccuracy when the representation or warranty was made, or when remade at Closing, or if such warranty or representation becomes inaccurate on or prior to Closing other than by reason of Seller's default hereunder, Purchaser may, upon being notified of such occurrence on or prior to Closing either (a) terminate this Agreement without liability on the part of Seller or Purchaser, other than Purchaser's indemnity contained in Paragraph 9.15 and the Deposit will be returned to Purchaser, or (b) waive such matter and proceed to Closing, by notice to Seller given within ten (10) days after Purchaser is notified of such occurrence, but in no event later than Closing. If Purchaser fails to give any notice within the required time period, Purchaser will be deemed to have elected to waive such matter and to proceed to Closing. If any of said representations and warranties are not correct in all material respects at the time the same is made or as of Closing, and Seller had knowledge of such inaccuracy when the representation or warranty was made, or, by its default hereunder caused the representation or warranty to be inaccurate when remade at Closing, Purchaser may either (x) terminate this Agreement subject to its obligations under Paragraph 9.15, receive a return of the Deposit and recover from Seller all of Purchaser's actual, reasonable out-of-pocket costs incurred in connection with its review of

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

the Property or (y) waive the breach and its rights under clause (x) and proceed to Closing, by notice to Seller given within ten (10) days after Purchaser is notified of such occurrence, but in no event later than Closing. If Purchaser fails to give any notice within the required time period, Purchaser will be deemed to have elected to waive such matter and to proceed to Closing.

          5.4 Condition of Property. Except as expressly set forth in this Agreement, Seller has not made and does not hereby make any representations, warranties or other statements as to the condition of the Property and Purchaser acknowledges that at Closing it is purchasing the Property on an "AS IS, WHERE IS" basis and without relying on any representations and warranties of any kind whatsoever, express or implied, from Seller, its agents or brokers as to any matters concerning the Property.
 Except as expressly set forth in this Agreement, no representations or warranties have been made or are made and no responsibility has been or is assumed by Seller or by any partner, officer, person, firm, agent or representative acting or purporting to act on behalf of Seller as to the condition or repair of the Property or the value, expense of operation, or income potential thereof or as to any other fact or condition which has or might affect the Property or the condition, repair, value, expense of operation or income potential of the Property or any portion thereof. The parties agree that all understandings and agreements heretofore made between them or their respective agents or representatives are merged in this Agreement and the Schedules and Exhibits hereto annexed, which alone fully and completely express their agreement, and that this Agreement has been entered into after full investigation, or with the parties satisfied with the opportunity afforded for investigation, neither party relying upon any statement or representation by the other unless such statement or representation is specifically embodied in this Agreement or the Exhibits annexed hereto. Purchaser acknowledges that Seller has requested Purchaser to inspect fully the Property and investigate all matters relevant thereto and, with respect to the condition of the Property, to rely solely upon the results of Purchaser's own inspections or other information obtained or otherwise available to Purchaser, rather than any information that may have been provided by Seller to Purchaser.

     6. Closing Conditions. Purchaser's obligation to proceed to Closing is conditioned upon Seller's performance of the following obligations and satisfaction of the following conditions, in addition to all of its other obligations and conditions contained in this Agreement, provided that Purchaser may in its sole discretion elect to waive failure by Seller to perform any particular obligation.

          6.1 Title Insurance. The Title Insurer is prepared to issue a policy of title insurance insuring Purchaser's interest in the Property being conveyed, subject only to Acceptable Exceptions.

          6.2 Estoppel Letters. Seller has delivered to Purchaser not later than the date of Closing, estoppel letters substantially in the form of
Schedule 6.2 ("Required Estoppel Form") or in form otherwise reasonably acceptable to Purchaser, prepared by Seller and addressed to Purchaser, from tenants occupying in the aggregate at least 75% of the Property, measured by square footage. All estoppel letters must be dated not more than forty-five (45) days prior to the date of Closing. An estoppel letter form, even though not in the Required Estoppel Form, will be deemed reasonably acceptable to Purchaser if said letter contains the following information: confirming rent, security deposit, square footage and termination date; that no rent has been paid more than one month in advance; that the lease is in full force and effect and that a true and correct copy of the lease with all amendments and modifications is attached; and that all work to be performed by Landlord has been performed and that the tenant has no knowledge of any Landlord default.

                 6.2.1 If Seller is unable to obtain the requisite estoppel letters as described above, Seller may (but is not required to) substitute for any unsigned estoppel letter from a tenant other than a Major Tenant an estoppel letter in the Required Estoppel Form, which may be completed, executed and delivered by Seller and warranted and represented by Seller, provided that such substituted estoppel letters will not collectively represent in excess of 10% of all of the tenants, measured by square footage. Seller's representations and warranties in the certificates will survive the Closing subject to the limitations of Paragraph 5.3. In the event that, following the Closing Date, Seller or Purchaser obtains an estoppel letter complying with the requirements of Paragraph 6.2 with respect to any lease for which Seller delivered a substituted estoppel letter, Seller will deliver such estoppel letter to Purchaser and, upon such delivery, Seller will be automatically released from any liability or obligation under the substituted estoppel letter previously delivered by Seller with respect to such lease. Purchaser may (but shall not be required to) accept a substituted estoppel letter as to a Major Tenant as well.

                 6.2.2 If Seller is unable to obtain and deliver sufficient tenant estoppel certificates as required under Paragraph 6.2, or if the letters received under Paragraph 6.2 or substituted estoppels permitted under Paragraph 6.2.1 contain information or omissions unacceptable to Purchaser in its reasonable discretion, then Seller will not be in default by reason thereof, but Purchaser may, by notice given to Seller before the Closing, elect (i) to waive said conditions and proceed with the Closing or
(ii) to terminate this Agreement, and receive a refund of the Deposit. If Purchaser elects to terminate this Agreement. neither party will have any further rights or obligations hereunder except as provided in Paragraph 9.15.

          6.3 Representations and Warranties. All of Seller's representations and warranties made pursuant to Paragraph 5.1 remain true and correct in all material respects.

          6.4 Seller Performance. Seller has delivered all of the documents and other items required pursuant to Paragraph 8.6 and has performed all other covenants, undertakings and obligations required by this Agreement, to be performed or complied with by Seller at or prior to Closing.

     7. Other Agreements. The obligations of Purchaser and Seller to close hereunder shall also be conditioned upon the simultaneous closing of (a) the purchase by Purchaser or an affiliate of Purchaser, of the industrial building commonly known as 741 First Avenue, King of Prussia, Pennsylvania, pursuant to that certain Agreement of Purchase and Sale of even date herewith (the "741 First Avenue Agreement") between Purchaser, as purchaser, and RREEF MidAmerica/East Fund-IV ("741 First Avenue Owner"), as seller, and (b) the purchase by Purchaser or an affiliate of Purchaser, of the industrial building commonly known as 180 Wheeler Court, Bucks County, Pennsylvania, pursuant to that certain Agreement of Purchase and Sale of even date herewith (the "Wheeler Court Agreement"; the 741 First Avenue Agreement and the Wheeler Court Agreement collectively the "Other Agreements") between Purchaser, as purchaser, and RREEF MidAmerica East-V Six, Inc. ("Wheeler Court Owner"; the 741 First Avenue Owner and the Wheeler Court Owner are collectively referred to as the "Other Owners"), as seller. This condition may be waived by the parties. Without limiting the generality of the foregoing, if Purchaser terminates this Agreement pursuant to Section 3 or Section 4, the Other Owners shall have the right to terminate the Other Agreements as well; or, if Purchaser terminates one or more of the Other Agreements pursuant to Section 3 or Section 4 of the Other Agreements, Seller shall have the right to terminate this Agreement as well. A default by Purchaser under one or more of the Other Agreements shall be deemed a Purchaser default hereunder, and a default by an Other Owner under one or more of the Other Agreements shall be deemed a Seller default hereunder.

     8.   Closing.

          8.1 Closing of Sale. The purchase and sale contemplated herein shall close (herein referred to as the "Closing") at the office of the Title Insurer, or as otherwise mutually agreed, on a date selected by Seller, which date (the "Closing Date") shall not be earlier than the date which is fifteen
(15) days after the expiration of the Review Period nor more than thirty (30) days after expiration of the Review Period, time being of the essence. At Closing, Seller will deliver to Purchaser a Special Warranty Deed ("Deed") in the form of Schedule 8.6.1 and other closing documents required hereunder and Purchaser will cause payment of the Purchase Price to be made to Seller by wire transfer. The sale (payment of the Purchase Price and delivery of the Deed) may, at Purchaser's option to be exercised by notice to Seller at least five (5) days prior to the Closing Date, be closed through escrow with the Title Insurer in accordance with the general provisions of the usual form of escrow agreement used in similar transactions by such Title Insurer with special provisions inserted (i) as may be required to conform with this Agreement and (ii) to close on a so-called "New York Style" basis.

          8.2    Prorations; Adjustments.   The parties will prorate taxes,
rental, and other income, and operating or other expenses of the Property as of 12:01 a.m. on the date after Closing (i.e., Seller is entitled to the income and responsible for the expenses of the day of Closing). All income will be prorated on the basis of income actually received by Seller, as opposed to income which is due or for which Seller has rendered invoices but which has not been paid (i.e., Seller will not be entitled to any credit for receivables, and there will be no proration as to such receivables). Any taxes or other expenses of the Property for any period prior to Closing which are payable by tenants of the Property subsequent to Closing (e.g., real estate taxes paid in arrears and not yet billed to tenants), will reduce the credit to Purchaser for such items (i.e., no credit from Seller for pass-through items for which Purchaser will later collect from the tenants). To the extent that the taxes to be prorated are not known with certainty, such proration will be based upon the most recent tax bill or county estimate, to be re-prorated upon issuance of final bills. Seller also agrees to give Purchaser a credit against the Purchase Price for all cash security deposits required to be held pursuant to the Leases (less portions thereof applied by Seller to tenant defaults and not subsequently restored by the tenant in question) and all interest due thereon and shall assign to Purchaser any other tenant deposits held by Seller. Purchaser will pay amounts subsequently received by it from tenants constituting base rent, capital reimbursements or other income due from tenants and attributable to Seller's period of ownership, but not collected as of the date of Closing, to Seller promptly upon receipt; provided that amounts received from tenants by Purchaser will be first applied to current charges, and the balance will be applied to payments due to Seller. Notwithstanding the foregoing, Seller shall expressly reserve the right to seek to collect, directly from the tenants after Closing and with Purchaser's cooperation, any delinquencies and other amounts attributable to Seller's period of ownership, but not collected as of the date of Closing.
To the extent Seller has received amounts from tenants for real estate taxes and 1997 and 1998 operating expenses in excess of amounts paid by Seller with respect to such expenses, Seller will credit such excess to Purchaser at Closing, and Seller will provide adequate backup information in connection
with such credit.   On or after the Closing, Seller will have no further
obligations with respect to any Leases or other agreements affecting the Property, including, without limitation, tenant improvement work, leasing commissions and free rent.

                 8.2.1 Seller and Purchaser hereby agree to use their reasonable efforts to calculate prorations (including real estate tax prorations) so as to permit settlement thereof on the Closing Date, provided, however, that if any of such prorations cannot be calculated accurately on the Closing Date, then the same will be calculated as soon as reasonably practicable after the Closing Date, but in no event later than the later to occur of (i) thirty (30) days after Seller receives its final cost certification for the year in which Closing occurs, or (ii) March 31 of the year following the year in which Closing occurs, and either party owing the other party a sum of money based on such subsequent proration(s) shall promptly pay said sum to the other party, together with interest thereon at the rate of two percent (2%) per annum over the "prime rate" (as announced from time to time in the Wall Street Journal) from the Closing Date to the date of payment if payment is not made within thirty (30) days after delivery of a bill therefor together with reasonable back-up documentation. This obligation of the parties will survive Closing.

          8.3 Proration of Service Charges. To the extent Seller, as opposed to tenants, is responsible for payment of utility charges, Seller will attempt to have utility meters read as of the Closing Date. To the extent that this is not possible and to the extent that any other obligation for continuing services is incurred, and statements are rendered for such services covering periods both before and after the Closing Date, the amount will be adjusted between the parties as of the Closing Date on a per-diem basis. Seller will forward any such statements which it receives to Purchaser and Purchaser will pay the same. Seller will remit to Purchaser its proportionate share immediately upon demand.

          8.4 Closing Costs. Purchaser agrees to pay (i) the Title Insurer's escrow and/or closing fees (including any payment to the closing officer of the Title Insurer as may be the local custom at the Closing), (ii) the cost of the title commitment and basic policy and endorsements, if any, required to meet Seller's obligations hereunder and the cost of any endorsements to the title policy required by Purchaser, including extended coverage, (iii) all recording fees and taxes with respect to the Deed, (iv) all costs of Purchaser's physical inspections of the Property (environmental, engineering) and other due diligence activities; (v) all costs of survey, including fees and charges of Gannett Fleming Associates (originally engaged by Seller); (vi) cancellation charges, if applicable, to Coventry Abstract (originally engaged by Seller); and (vii) one-half (1/2) of applicable transfer taxes. Seller agrees to pay (i) all recording fees with respect to clearing Seller's title, and (ii) one-half (1/2) of applicable transfer taxes. Except as otherwise provided in Paragraph 9.9, each party is responsible for its own attorneys' and other professional fees. All other closing costs shall be allocated in accordance with the prevailing local custom.

          8.5 Possession. Subject to the rights of tenants pursuant to Leases delivered to Purchaser, Seller will deliver possession of the Property and of any conveyed personal property to the Purchaser on the date of Closing and Seller will thereupon deliver to Purchaser the originals of all Leases, all correspondence with tenants, tenant/lease files, operating statements, plans and specifications, supplies and advertising materials, booklets, keys, and other items used in connection with operation of the Property.

          8.6 Seller's Closing Documents. As part of the Closing, Seller will deliver to Purchaser:

                 8.6.1    the Deed, in the form of Schedule 8.6.1

                 8.6.2 an affidavit in customary form that Seller is not a foreign person within the meaning of Section 1445(e) of the Internal Revenue Code of 1986, in the form of Schedule 8.6.2;

                 8.6.3 such affidavits as are customarily required by Title Insurer in connection with issuance of the owner's basic title insurance policy, including a mechanics' lien and judgment affidavit;

                 8.6.4    an assignment of the Leases in the form of Schedule
8.6.4 ("Lease Assignment");

                 8.6.5 an assignment of contracts and warranties in the form of Schedule 8.6.5 ("Contracts Assignment"), assigning to Purchaser all contracts listed on Schedule 5.1.5, other than those designated by Purchaser for termination by notice to Seller not less than thirty (30) days prior to Closing;

                 8.6.6    an assignment of intangibles in the form of
Schedule 8.6.6 ("Intangibles Assignment");

                 8.6.7 letters, in form to be supplied by Purchaser, to the tenants at the Property, instructing the tenants to pay rent to Purchaser and to recognize Purchaser as landlord under their Leases;

                 8.6.8 a bill of sale conveying all personal property of Seller, if any, located at the Property and used in connection with the maintenance or operation thereof (specifically excluding furniture, fixtures and equipment owned by RREEF Management Company and located in the RREEF Management Company office), in the form of Schedule 8.6.8;

                 8.6.9 a rent roll, certified by Seller as being true and correct, to Seller's knowledge, as of the Closing Date, in the form previously delivered to Purchaser;

                 8.6.10 a "bring down certificate" stating that Seller's representations and warranties are true and correct as of the Closing Date, in the form of Schedule 8.6.10;

                 8.6.11 estoppel certificates as required by Paragraph 6.2 herein; and

                 8.6.12 all other documents, instruments or writings which may be reasonably required to consummate the transactions contemplated herein.

          8.7 Purchaser's Closing Documents. As part of the Closing, Purchaser will deliver to Seller:

                 8.7.1 good federal funds in an amount equal to the Purchase Price, less the Deposit and interest thereon and plus or minus prorations as provided herein and plus funds sufficient to pay Purchaser's closing costs hereunder;

                 8.7.2 such affidavits as are customarily required by Title Insurer in connection with issuance of the owner's title insurance policy;

                 8.7.3    executed counterpart of the Lease Assignment;

                 8.7.4    executed counterpart of the Contracts Assignment;

                 8.7.5    executed counterpart of the Intangibles Assignment;

                 8.7.6 all other documents, instruments or writings which may be reasonably required to consummate the transactions contemplated herein.

          8.8 Joint Deliveries. At the Closing, Seller and Purchaser will execute and deliver to each other the following documents in proper form:

                 8.8.1    Closing Statement;

                 8.8.2 City, county and state transfer tax declarations or similar instruments; and

                 8.8.3 All other documents, instruments or writings which may be reasonably required to consummate the transactions contemplated herein.

     9.   Miscellaneous.

          9.1 Modifications. This Agreement can be amended only in writing signed by both of the parties.

          9.2 Casualty and Condemnation. Seller agrees to keep its customary replacement cost insurance covering the Property in effect until the Closing. If between the Effective Date and the Closing the improvements on the Property are destroyed or damaged to the extent that repairs cost in excess of $1,000,000 in the estimate of an architect or contractor selected by Seller and reasonably acceptable to Purchaser, or if condemnation proceedings are commenced against the Property, Purchaser may (i) terminate this Agreement or (ii) elect to accept the Property in its then condition, in which event Seller will pay or assign to Purchase at Closing all proceeds of insurance (plus the applicable deductible) or condemnation awards payable to Seller by reason of such damage or condemnation. In the event Purchaser makes neither election by the earlier of (a) Closing or (b) ten (10) days after being advised of such casualty or condemnation, Purchaser will be deemed to have elected to accept the Property in its then condition. In the event of any other damage to the Property, Seller may either repair the damage or give Purchaser a reduction in the Purchase Price equal to the cost of repairing such damage, as certified by an architect or contractor selected by Seller and reasonably acceptable to Purchaser. In the event of any damage where Purchaser does not have the right to terminate and Seller elects to repair such damage, the Closing Date shall be delayed for the number of days required to repair the damage, which Seller agrees to do in accordance with all Laws and in a good and workmanlike manner.

          9.3 Time of Essence. Time (including, without limitation, the date specified as the Closing Date) is of the essence of this Agreement.

          9.4 Notices. All notices required or permitted hereunder must be in writing and shall be served on the parties at the following address:

          If to Purchaser:    Brandywine Realty Trust
                              Newtown Square Corporate Campus
                              16 Campus Blvd.
                              Suite 150
                              Newtown Square, PA 19073
                              Attn:    Gerard H. Sweeney, President & CEO
                                       Brad A. Molotsky, General Counsel
                              Facsimile: (610-325-5622)

          If to Seller:       RREEF USA FUND-I
                              c/o The RREEF Funds
                              875 N. Michigan Avenue
                              Suite 4100
                              Chicago, IL 60611
                              Attn: Mr. John Turney & Ms. Pamela Boneham
                              Facsimile: (312) 266-9346

          with a copy to:     RREEF USA FUND-I
                              c/o The RREEF Funds
                              650 Park Avenue
                              Suite 210
                              King of Prussia, PA 19406
                              Attn: Ms. Barbara Gillentine
                              Facsimile: (610) 337-2308

          and a copy to:      D'Ancona & Pflaum
                              30 North LaSalle Street
                              Suite 2900
                              Chicago, Illinois  60602
                              Attn: Lawrence J. Moss
                              Facsimile: (312) 580-0923

Any such notices may be sent by (a) certified mail, return receipt requested, in which case notice will be deemed delivered three (3) business days after deposit, postage prepaid in the U.S. mail or (b) a nationally recognized overnight courier, in which case notice will be deemed delivered one business day after deposit with such courier or (c) facsimile transmission, in which case notice will be deemed delivered upon electronic verification that transmission to recipient was completed, provided that notices sent by facsimile transmission on a day other than a business day, or before 9:00 a.m. or after 5:00 p.m. recipient's time on a business day, shall be deemed given on the first business day following the date of transmission or (d) personal delivery. The above addresses and facsimile numbers may be changed by notice to the other party; provided that no notice of a change of address or facsimile number will be effective until actual receipt of such notice.

          9.5 Parties Bound. Neither party may assign this Agreement without the prior written consent of the other, and any such prohibited assignment shall be void; provided that Purchaser may assign this Agreement without Seller's consent to an Affiliate; provided that the assignee is not a party-in-interest as described in Paragraph 9.14. Subject to the foregoing, this Agreement is binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties. For the purposes of this Paragraph, the term "Affiliate" means (a) an entity that directly or indirectly controls, is controlled by or is under common control with the Purchaser or (b) an entity at least a majority of whose economic interest is owned by Purchaser; and the term "control" means the power to direct the management of such entity through voting rights, ownership or contractual obligations.

          9.6 Governing Law. The performance and interpretation of this Agreement is controlled by the law of the Commonwealth of Pennsylvania.

          9.7    Continuation Until Closing; Leasing.

                 9.7.1 Between the Effective Date and the Closing, Seller agrees to keep and perform all of the obligations to be performed by landlord under any Leases and Laws. Seller agrees to operate the Property in the same manner as before the making of this Agreement, the same as though Seller were retaining the Property. Seller agrees not to convey the Property, nor to grant any liens or easements with respect thereto.

                 9.7.2 Seller shall not permit or consent to any new leases, amendments, extensions, renewals (other than pursuant to tenant renewal options, if any) or subleases without first submitting them to Purchaser for Purchaser's approval on an approval form in the form attached hereto as Schedule 9.7.2, which approval shall not be unreasonably withheld. Purchaser shall have three (3) business days to notify Seller of its approval of such leases, amendments, extensions, renewals or subleases, and in the event that Purchaser does not so notify Seller, the leases, amendments, extensions, renewals or subleases, as the case may be, shall be deemed approved.

                 9.7.3 With respect to any new lease or lease modification entered into by Seller after December 18, 1997 and approved by Purchaser, by the terms of which Seller obligates itself to perform or performs or pays or contracts for any tenant improvement work or additional landlord work required pursuant to such lease, or pays or contracts for any leasing commissions or grants any free rent period or other financial concessions, then such expenses and/or free rent or other concessions, and all other third-party costs incurred (including attorneys' fees) in connection with such lease, will be a credit to Seller at Closing to the extent Seller paid such amounts prior to Closing; otherwise Purchaser agrees to assume liability for the payment and performance of such obligations in accordance with the terms thereof.

          9.8 Brokers. Seller and Purchaser each (i) represents and warrants to the other that it has not dealt with any broker or finder in connection with the transaction contemplated by this Agreement other than the parties, if any, to be paid a commission as specified in Paragraph 9.11, and
(ii) agrees to defend, indemnify and hold the other harmless from and against any losses, damages, costs, or expenses (including attorneys' fees) incurred by such other party due to a breach of the foregoing warranty by the indemnifying party.

          9.9 Attorneys' Fees. Notwithstanding any limitation on remedies or amounts recoverable set forth elsewhere herein, if any action is brought by either party against the other party, the party in whose favor final judgment is entered will be entitled to recover court costs incurred and reasonable attorneys' fees at trial, upon appeal and on any petition for review.

          9.10 Remedies for Non-Performance. Purchaser's remedies regarding breach of warranty or representation by Seller are governed by Paragraph 5.3. In the event of any other default by Seller hereunder, Purchaser may, as its sole and exclusive remedy, either (i) terminate this Agreement and seek damages, subject to performance of Purchaser's indemnities set forth in Paragraph 9.15, and receive back the Deposit or (ii) seek specific performance. If said sale is not consummated because of a default under this Agreement on the part of Purchaser, the Deposit will be paid to and retained by Seller as Seller's sole and exclusive remedy. Seller and Purchaser acknowledge that the Deposit is a reasonable forecast of just compensation for the harm that could be caused by Purchaser's default and that the harm suffered by Seller is difficult or impossible to accurately ascertain or predict. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, SELLER'S TOTAL LIABILITY FOR DAMAGES FOR BREACH OF THE COVENANTS, AGREEMENTS, WARRANTIES AND REPRESENTATIONS UNDER THIS AGREEMENT AND THE OTHER AGREEMENTS, COLLECTIVELY, SHALL NEVER EXCEED TWO MILLION DOLLARS ($2,000,000.00), AND IN NO EVENT SHALL SELLER BE LIABLE FOR SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES.

          9.11 Brokers Commission. Seller agrees to pay the brokerage commission due The Flynn Company pursuant to a separate agreement.

          9.12 Survival of Covenants. All covenants hereunder which, by their terms, are intended to survive Closing will survive Closing hereunder.

          9.13 Seller's Investment Committee Approval. This condition has been satisfied.

          9.14 ERISA. Purchaser represents and warrants to Seller that none of Purchaser's assets are "plan assets," (as that term is defined by 29 CFR Section 2510.3-101) because all plans that are subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and which have invested in Purchaser hold only "equity interests," (as that term is defined by 29 CFR Section 2510.3-101(b)(1)) that are "publicly-offered securities," (as that term is defined by 29 CFR Section 2510.3-101(b)(2)). Purchaser further represents and warrants to Seller that it is not any one of the types of entities listed in 29 CFR Section 2510.3-101(h), the character of which would identify its assets as "plan assets."

          9.15 Entry and Indemnity. In connection with any entry by Purchaser, or its agents, employees or contractors onto the Property, Purchaser shall give Seller reasonable advance notice of such entry and shall conduct such entry and any inspections in connection therewith so as to minimize, to the greatest extent possible, interference with Seller's business and the business of Seller's tenants and otherwise in a manner reasonably acceptable to Seller. Without limiting the foregoing, prior to any entry to perform any on-site testing, Purchaser shall give Seller notice thereof, including the identity of the company or persons who will perform such testing and the proposed scope of the testing. Seller shall approve or disapprove the scope and methodology of such proposed testing within three
(3) business days after receipt of such notice, such approval to be within the sole and unfettered discretion of Seller; Seller's failure to notify Purchaser of its approval or disapproval shall be deemed to be Seller's disapproval thereof. If Purchaser or its agents, employees or contractors take any sample from the Property in connection with any such approved testing, upon Seller's request, Purchaser shall provide to Seller a portion of such sample being tested to allow Seller, if it so chooses, to perform its own testing. Seller or its representative may be present to observe any testing or other inspection performed on the Property. Upon Seller's request, Purchaser shall promptly deliver to Seller copies of any reports relating to any testing or other inspection of the Property performed by Purchaser or its agents, employees or contractors. Purchaser shall maintain, and shall assure that its contractors maintain, public liability and property damage insurance in amounts and in form and substance adequate to insure against all liability of Purchaser, its agents, employees or contractors, arising out of any entry or inspections of the Property pursuant to the provisions hereof, and Purchaser shall provide Seller with evidence of such insurance coverage upon request by Seller. Purchaser shall indemnify, defend and hold Seller harmless from and against any costs, damages, liabilities, losses, expenses, liens or claims (including, without limitation, reasonable attorney's fees) arising out of or relating to any entry on the Property by Purchaser, its agents, employees or contractors in the course of performing the inspections, testings or inquiries provided for in this Agreement, including without limitation damage to the Property or release of hazardous substances or materials onto the Property, excluding, however, any costs incurred by Seller in supervising Purchaser's testing. The foregoing indemnity shall survive beyond the Closing, or if the sale is not consummated, beyond the termination of this Agreement.

          9.16 Release. Except to the extent of the representations and warranties of Seller expressly set forth in this Agreement, and except to the extent of a breach by Seller of applicable laws, but otherwise notwithstanding any other provision of this Agreement to the contrary, Purchaser, on behalf of itself and its successors and assigns, waives its right to recover from, and forever releases and discharges, Seller, Seller's affiliates, Seller's investment manager, the partners, trustees, shareholders, directors, officers, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the "Seller Related Parties"), from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys' fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, which may arise on account of or in any way be connected with the physical condition of the Property or any law or regulation applicable thereto, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 466 et seq.), the Safe Drinking Water Act (14 U.S.C. Sections 1401-1450), the Hazardous Materials Transportation Act (49 U.S.C.
Section 1801 et seq.), and the Toxic Substance Control Act (15 U.S.C. Sections 2601-2629)

          9.17 Confidential Information. The parties acknowledge that the transaction described herein is of a confidential nature and shall not be disclosed except to consultants, investors, advisors, and affiliates, or as required by law. No party will make any public disclosure of the specific terms of this Agreement, except as required by law. Without limiting the generality of the foregoing, any press release or other public disclosure regarding this Agreement or the transactions contemplated herein, and the wording of same, must be approved in advance by both parties. In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have access to confidential information relating to the other party. Each party shall treat such information as confidential, preserve the confidentiality thereof, and not duplicate or use such information, except to advisors, consultants, investors and affiliates in connection with the transactions contemplated hereby. In the event of the termination of this Agreement for any reason whatsoever, Purchaser will return to Seller, at Seller's request, all documents, work papers, and other material (including all copies thereof) obtained from Seller in connection with the transactions contemplated hereby, and each party shall use its best efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information. The provisions of this Paragraph 9.17 will survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement.

          9.18 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event, after which the designated period of time begins to run, is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday (i.e., a day on which federally chartered banks are not open for business in Chicago, Illinois). The last day of any period of time described herein shall be deemed to end at 5 p.m. Chicago, Illinois time on the last day of such period of time. All days other than Saturdays, Sundays and legal holidays in which national banks are closed in Chicago, Illinois are business days hereunder.

          9.19 Entire Agreement. This Agreement and any other document to be furnished pursuant to the provisions hereof embody the entire agreement and understanding of the parties hereto as to the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to in such documents. This Agreement and such documents supersede all prior agreements and understandings among the parties with respect to the subject matter hereof

          9.20 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or enforceability of any of the terms or provisions of this Agreement.

          9.21 Facsimile Signatures. Executed facsimile copies of this Agreement or any amendments hereto shall be binding upon the parties, and facsimile signatures appearing hereon or on any amendments hereto shall be deemed to be original signatures.

          9.22 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by Seller to Purchaser at Closing, Seller agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Purchaser.

          9.23 Offer. Execution and delivery of this Agreement by Purchaser constitutes an offer to purchase the Property on the terms contained herein. Delivery by Seller of a copy of the fully executed Agreement by facsimile transmission on or before the Expiration Date, followed by a manually signed copy thereof delivered the next business day after transmission of such copy, shall constitute acceptance by Seller as of the date of the facsimile transmission. The date on which Seller delivers a fully executed copy of this Agreement to Purchaser, or delivers a copy by facsimile transmission followed by a manually signed copy as provided in the preceding sentence is referred to herein as the "Effective Date."

          9.24 Seller Exculpation Clause. The obligations of Seller contained herein are intended to be binding only on the property of the trust party to this Agreement of Purchase and Sale and shall not be personally binding upon, nor shall any resort be had to the private properties of, any of the trustees, investment managers, any general partners thereof, or any employees or agents of the trustees or investment managers. All documents to be executed by Seller shall also contain the foregoing exculpation.

          9.25 Purchaser Exculpation Clause. No recourse shall be had for any obligation of Brandywine Operating Partnership, L.P. and Brandywine Realty Trust under this Agreement or under any document executed in connection herewith or pursuant hereto, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, officer or employee of Brandywine Operating Partnership, L.P. or Brandywine Realty Trust, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by the Seller and all parties claiming by, through or under Seller.

          9.26 SEC Reporting (8-K) Requirements. For the period of time commencing on the date hereof and continuing through the first anniversary of the Closing Date, and without limitation of other document production otherwise required of Seller hereunder, Seller shall, from time to time, upon reasonable advance written notice from Purchaser, provide Purchaser and its representatives, with (a) access to all financial information pertaining to the period of Seller's ownership and operation of the Property, which information is relevant and reasonably necessary, in the opinion of Purchaser's outside, third party accountants (the "Accountants"), to enable Purchaser and its Accountants to prepare financial statements in compliance with any or all of (i) Rule 3-05 or 3-15 of Regulation S-X of the Securities and Exchange Commission (the "Commission"), as applicable; (ii) any other rule issued by the Commission and applicable to Purchaser; and (iii) any registration statement, report or disclosure statement filed with the Commission, by, or on behalf of Purchaser; and (b) a representation letter, signed by the individual(s) responsible for Seller's financial reporting, substantially in the form of Schedule 9.26 attached hereto, which representation letter may be required by the Accountants in order to render an opinion concerning Seller's financial statements.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below.

SELLER:                                PURCHASER:

RREEF USA FUND-I                       BRANDYWINE OPERATING PARTNERSHIP,
                                       L.P.

By:  RREEF America L.L.C., its         By:  Brandywine Realty Trust, its
     investment advisor                     authorized general partner


By:                                    By:
   ----------------------------           -------------------------------
     Authorized Representative              Gerard H. Sweeney
                                            President and Chief Executive
Dated:                                      Officer
      -------------------------        Dated:
                                             ----------------------------

                         List of Schedules and Exhibits

Schedules
------------

2.1                           Escrow Instructions
5.1                           Disclosure Schedule
5.1.5                         Service Contracts
5.1.10                        Rent Roll
5.1.12 Future Leasing Commissions, Tenant Improvements and Free Rent
6.2                           Form of Estoppel Letter
8.6.1                         Form of Deed
8.6.2                         FIRPTA Certificate
8.6.4                         Assignment and Assumption of Leases
8.6.5                         Assignment and Assumption of Contracts and
                               Warranties
8.6.6                         Assignment of Intangibles
8.6.8                         Bill of Sale
8.6.10                        Bring-Down Certificate
9.26                          SEC Compliance Representation Letter

Exhibits
--------------

A                             Legal Description of Property
A-1                           Descriptive List of the Property

                                  Schedule 2.1

                       EARNEST MONEY ESCROW INSTRUCTIONS


            (earnest money escrow instructions previously executed)

                                  Schedule 5.1

                              DISCLOSURE SCHEDULE

     1. The Upper Merion Area school district has filed real estate tax assessment appeals, seeking to increase the assessments against the 660 Allendale Road and 680 Allendale Road properties for tax years beginning on and after January 1, 1996. Counsel for Seller has negotiated a tentative settlement, whereby the School District would dismiss its appeals, and the 1998 reassessment for 660 Allendale would be increased from $3,566,070 to $4,200,000. Purchaser hereby concurs with this settlement, and authorizes Seller to authorize its counsel to proceed to attempt to put this proposed settlement into effect.

     2. 1996 Environmental Audits were prepared by ATC Environmental, Inc. for the following properties:

                 1.       600 Park Avenue
                 2.       650 Park Avenue
                 3.       875 First Avenue
                 4.       630 Clark Avenue
                 5.       650 Clark Avenue
                 6.       620 Allendale Road
                 7.       640-660 Allendale Road
                 8.       680 Allendale Road
                 9.       741 Third Avenue
                 10.      820 Third Avenue
                 11.      780 Third Avenue
                 12.      751-761 Fifth Avenue

          These Audits have been made available to Purchaser for inspection and copying, and, each of the Seller warranties of Section 5.1.8 and its subparagraphs are qualified and limited by any matters disclosed in such Audits.

                                 Schedule 5.1.5

                               Service Contracts

A.T. BUILDERS
BFI
BERWYN GLASS
BOYLE ELECTRICAL CONTRACTORS
BURHANS GLASS COMPANY, INC.
CONTROLLED ENVIRONMENTS
CROWN CONTRACTORS, INC.
JOSEPH W. DAVIS, INC.
DIROCCO BROTHERS COMPANY
DURASEAL, INC.
ELDREDGE
FIDELITY ALARM COMPANY
GALLAGHER EXCAVATING, INC.  (GEI)
GUARDIAN ALARM SYSTEMS
HONEYWELL
MOON LANDSCAPING
OLIVER SPRINKLER
PENNTEX  CONSTRUCTION COMPANY
PHOENIX MECHANICAL, INC.
RHETT HAMILTON JONES ASSOCIATES
SANTANGELO HAULING CO.
SECURITY ELEVATOR COMPANY
SYSTEMATIC ROOFING ANALYSIS
TELEPHONE DIAGNOSTIC SERVICES, INC.
TERMINIX INTERNATIONAL CO.
VECTORDYNE
DAVID WHITE PLUMBING

                                Schedule 5.1.10

                                   Rent Roll

                                Schedule 5.1.12

         Future Leasing Commissions, Tenant Improvements and Free Rent


1. If Lockheed Martin, the tenant of 751-761 Fifth Avenue, does not exercise its termination option, a commission may become due to The Flynn Company and GMH in the aggregate amount of $44,388.00 on October 1, 2000.

2. Seller and Gannett Fleming (650 Park Avenue) have signed a letter of intent to extend its lease for seven years and expand to approximately 35,000 square feet. The extended lease would commence July 1, 1998 or sooner. Base rent is $16.00 gross plus electric, with escalation over 1997 base year and 3% annual increases in base rent. Tenant will be entitled to a tenant improvement allowance of $15.00 per square foot, and a leasing commission in the amount of $____________ will be payable to _____________.

3. Wacker Siltronic Corp. (650 Park Avenue, 1,072 square feet) is extending its lease. A commission in the amount of $1,326 will be payable to The Flynn Company.

4. The landlord has agreed to pay Metropolitan Fiber Systems of Philadelphia, Inc. (MFS) (630 Clark Avenue) up to $450,000 for tenant improvements and roof repairs/replacements. The work has been performed but the landlord has not yet been billed. This remains a Seller obligation, and Seller agrees to hold Purchaser from and against any liability for these amounts, such obligation to survive Closing.

                                  Schedule 6.2

                             TENANT ESTOPPEL LETTER


                                                      __________ __, 1998



Brandywine Realty Trust
Newtown Square Corporate Campus
16 Campus Boulevard
Newtown Square, PA  19073

Attention:  Gerard H. Sweeney,
     President and Chief Executive Officer


NationsBank, N.A.,
Real Estate Banking
8300 Greensboro Drive, Suite 300
McLean, VA 22102

Attention: Gary P.F. Carr

                 Re: Lease from ________, for Suite ____, located at [BUILDING ADDRESS]
                          [CITY/TOWNSHIP], Pennsylvania (the "Property")

To Whom it May Concern:

     The undersigned is the holder of the tenant's interest under the lease described on Exhibit A attached hereto (the "Lease") demising a portion of the Property (the "Leased Premises"). We understand that Brandywine Realty Trust, its assignee or nominee ("Brandywine") intends to acquire the Property, and that NationsBank, N.A., as Agent for the parties listed on
Schedule 1 attached hereto ("Lender") may be the holder of a first mortgage on the Property, and that Brandywine and Lender require this certification from us.

     Accordingly, we hereby certify to Brandywine and Lender as follows:

     1. The Lease is in full force and effect and has not been modified, amended or supplemented in any way, except as follows (Insert dates of all modifications, amendments, or supplements; if none, write "None"):
___________________________________________________________________________
__________________________________.

     2. There are no other representations, warranties, agreements, concessions, commitments, or other understandings between the undersigned and the Landlord regarding the Property other than as set forth in the Lease or paragraph 1 above.

     3. The landlord under the Lease has completed and delivered, and the undersigned has accepted, the Leased Premises in the condition required by the Lease and the term of the Lease commenced on _________. The Leased Premises consists of approximately ___________ square feet. The undersigned has taken possession of and is occupying the Leased Premises on a rent-paying basis and the monthly base rent payable thereunder is $_________, payable in advance. All improvements and work required under the Lease to be made by the landlord thereunder and all facilities required under the Lease to be furnished to the Leased Premises have been completed to the satisfaction of the undersigned, except as follows (Insert description of any improvements and work to be completed by the landlord under the Lease; if none, write "None"): _____________________________.

     4. The fixed expiration date set forth in the Lease, excluding renewals and extensions, is ________________. The undersigned neither has any option or right to purchase the Property or any portion thereof nor does the undersigned have any right or option to terminate the Lease or any of its obligations thereunder in advance of the scheduled termination date of the Lease as noted above, except as follows (Insert description of any purchase rights or options, and/or any early termination rights; if none, write "None"): _______________________________.

     5. All rents, additional rents and other sums due and payable under the Lease have been paid in full and no rents, additional rents or other sums payable under the Lease have been paid for more than one (1) month in advance of the due dates thereof.

     6. The landlord under the Lease is not in default under any of the requirements, provisions, terms, conditions or covenants of the Lease to be performed or complied with by the landlord under the Lease, and no event has occurred or situation exists which would, with the passage of time and/or the giving of notice, constitute a default or an event of default by the landlord under the Lease.

     7. The undersigned is not in default under any of the requirements, provisions, terms, conditions, or covenants of the Lease to be performed or complied with by the undersigned, and no event has occurred or situation exists which would, with the passage of time and/or the giving of notice, constitute a default or an event of default by the undersigned under the Lease.

     8. The undersigned has received no notice from any governmental authority or other person or party claiming a violation of, or requiring compliance with, any Federal, State or local statute, ordinance, rule, regulation or other requirement of law, for environmental contamination at the Leased Premises, to the best knowledge of the undersigned no hazardous, toxic or polluting substances or wastes have been generated, treated, manufactured, stored, refined, used, handled, transported, released, spilled, disposed of or deposited by Tenant on, in or under the Leased Premises.

     9. Neither the undersigned nor the landlord under the Lease has commenced any action or given or received any notice for the purpose of terminating the Lease.

     10. There are no existing defenses, offsets, claims, or credits against the payment of rent or the performance of the undersigned's obligations under the Lease.

     11. The undersigned has paid to the landlord under the Lease a security deposit of $____________.

                                   Very truly yours,




                                   By:
                                        --------------------------------------
                                        Name:
                                        Title:

                                   Exhibit A
                            (Description of Lease)

                                 Schedule 8.6.1

                                  Form of Deed

SPECIAL WARRANTY DEED:

THIS INDENTURE made this ____ day of ____________ , 1998,

BETWEEN   RREEF USA FUND-I, A CALIFORNIA GROUP TRUST
                    (hereinafter called the Grantor/s), of the one part and

          _____________________
                    (hereinafter called the Grantee/s), of the second part,

WITNESSETH That in consideration of Ten and No/100 Dollars ($10.00) in hand paid, the receipt whereof is hereby acknowledged, the said Grantor/s do/does hereby grant, bargain, sell and convey unto the said Grantee/s, his/her/their successors and /or assigns,

ALL THAT CERTAIN real estate, situated in the County of Montgomery and Commonwealth of Pennsylvania known and described on the attached Exhibit A "Legal Description," attached hereto an hereby made a part hereof.

TOGETHER with all and singular the buildings, improvements, ways, streets, alleys, driveways, passages, waters, water-courses, rights, liberties, privileges, hereditaments and appurtenances whatsoever unto the hereby granted premises belonging, or in anywise appertaining, and the reversions and remainders, rents, issues and profits thereof; and all the estate, right, title, interest, use, trust, property, possession, claim and demand whatsoever of Grantor as well at law as in equity, of, in, and to the same.

TO HAVE AND TO HOLD the said lot or piece of ground described with the buildings and improvements thereon erected, hereditaments and premises hereby granted, or mentioned and intended so to be, with the appurtenances unto the said Grantee, and its successors and assigns to and for the only proper use and behoof of the said Grantee, and its successors and assigns, forever.

AND the said Grantor/s do/does hereby covenant to and with the said Grantee/s that he/she/they, the said Grantor/s, his/her/their successors and/or assigns, SHALL AND WILL warrant specially and forever defend the herein above described premises, with the hereditaments and appurtenances, unto the said Grantor/s and against every other person lawfully claiming or who shall hereafter claim the same or any part thereof, by, from and under his/her/their successors and/or assigns or any of them, subject to validly and legally existing encumbrances of record.

IN WITNESS WHEREOF, the said Grantor/s has/have caused these presents to be duly executed, the day and year first above written.

ATTEST:


                                                 RREEF USA FUND-I, a California
                                                 group trust
By:
   -------------------------------               By:  RREEF America L.L.C., a
                                                      Delaware limited
                                                      liability company, its
                                                      investment advisor



                                                   By:
                                                      -------------------------
                                                     Authorized Representative

[Add Pennsylvania address certification]

STATE OF                      )
          ----------------
                              )    SS.
COUNTY OF                     )
          ----------------

     I, ____________________________________________________________, a
notary public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that _______________________ and _______________________________,
personally known to me to be the __________________________ and __________ of
RREEF USA FUND-I, a California group trust, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such _____________________________ and __________, they signed and delivered the said instrument as their free and voluntary act, and as the free and voluntary act and deed of said trust, for the uses and purposes therein set forth.

     GIVEN under my hand and official seal this ____ day of ___________, 1998.



                                   -------------------------------------------
                                                  Notary Public


Commission expires
                  ------------------------------------------------------------

                                   EXHIBIT A


                               Legal Description

                                 Schedule 8.6.2

                               FIRPTA CERTIFICATE

     Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by __________________________________________, a _______________________
("Seller") hereby certifies the following:

1. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.   Seller's U.S. employer identification number is 94-2624868; and

3. Seller's principal place of business is 101 California Street, 26th floor, San Francisco, CA 94111-5853

     Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.
                                  _______________________________________

                                  _______________________________________



                                  By:
                                      ------------------------------------
                                        Authorized Representative

Subscribed and sworn to
before me this ____ day of
______, 1998.



------------------------------
Notary Public

                                 Schedule 8.6.4

                      ASSIGNMENT AND ASSUMPTION OF LEASES


          THIS ASSIGNMENT AND ASSUMPTION OF LEASES (the "Assignment") dated as the dates of execution set forth below, but effective as of the Conveyance Date (as herein defined), is between _________________________________________, a Delaware corporation,
("Assignor") and ________________, a ___________________ ("Assignee").

     A. Assignor is the lessor under certain leases executed with respect to that certain real property and improvements thereon known as_________________________________, _______________________, and more particularly described in Exhibit "A" attached hereto (the "Property"), which leases are described in Exhibit B attached hereto (the "Leases").

     B. Assignor and Assignee have entered into an Agreement of Purchase and Sale with an Effective Date of ______________, 1998 (the "Agreement"), pursuant to which Assignee agreed to purchase the Property from Assignor and Assignor agreed to sell the Property to Assignee, on the terms and conditions contained therein.

     C. Assignor desires to assign its interest as lessor in the Leases to Assignee, and Assignee desires to accept the assignment thereof, on the terms and conditions below.

     ACCORDINGLY, the parties hereby agree as follows:

     1. As of the date on which the Property is conveyed to Assignee pursuant to the Agreement (the "Conveyance Date")
[SHOULD BE THE DAY FOLLOWING CLOSING], Assignor hereby assigns to Assignee all of its right, title, and interest in and to the Leases except rents and other sums due Assignor first accruing on or prior to the Conveyance Date, and, effective as of the day following the Conveyance Date, Assignee hereby accepts such assignment.

     2. Assignor hereby assumes full responsibility for all obligations and defaults of landlord under the Leases accruing prior to and including the Conveyance Date. Assignor also agrees to defend, indemnify and hold Assignee harmless from any claims, liabilities or costs (including reasonable attorneys' fees) arising from Assignor's failure to perform said obligations, provided that Assignee makes a claim hereunder on or before one (1) year following the Conveyance Date.

     3. Assignee hereby assumes full responsibility for all obligations of landlord under the Leases accruing after the Conveyance Date and Assignee hereby agrees to defend, indemnify and hold Assignor harmless from any claims, liabilities or costs (including reasonable attorneys' fees) arising from Assignee's failure to perform said obligations. Without limiting the generality of the foregoing, Assignee assumes full responsibility for the free rent, unpaid tenant improvement allowances and leasing commissions under the Leases as listed on Exhibit C.

     4. This Assignment shall be governed by the laws of the Commonwealth of Pennsylvania.

     5.   This Assignment may be executed in counterparts.

     6. The obligations of Assignor contained herein are intended to be binding only on the property of the Assignor and shall not be personally binding upon, nor shall any resort be had to the private properties of, any of the investment managers of Assignor, or any general partners thereof, or any employees or agents of the investment managers.

    IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Leases.

ASSIGNOR:                                 ASSIGNEE:

__________________________________        __________________________________

__________________________________        __________________________________


By:                                       By:
   -------------------------------           -------------------------------
     Authorized Representative
                                          Title:
                                                ----------------------------
Dated:                                    Dated:
      ----------------------------              ----------------------------

                                   EXHIBIT A

                               Legal Description

                                   EXHIBIT B

                                Existing Leases

                           (rent roll to be attached)

                                   EXHIBIT C

        Free Rent, Tenant Improvement Allowances and Leasing Commissions

                                 Schedule 8.6.5

             ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND WARRANTIES

          THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND WARRANTIES (the "Assignment") dated as the dates of execution set forth below, but effective as of the Conveyance Date (as herein defined), is between ____________________ ___________________________________, ("Assignor") and
________________, a ___________________ ("Assignee").

     A. Assignor and Assignee have entered into an Agreement of Purchase and Sale with an Effective Date of ______________, 1998 (the "Agreement"), pursuant to which Assignee agreed to purchase Assignor's interest in the real property legally described on Exhibit A attached hereto (the "Property"), on the terms and conditions contained therein.

     B. Whereas the execution and delivery of this Assignment is a condition precedent to the purchase of the Property by the Assignee.

     ACCORDINGLY, the parties hereby agree as follows:

     1. As of the date on which the Property is conveyed to Assignee pursuant to the Agreement (the "Conveyance
Date")[SHOULD BE THE DAY FOLLOWING CLOSING] , Assignor hereby assigns to Assignee all of its right, title, and interest in and to the following:

     2. Assignor hereby grants, transfers and assigns to Assignee all the right, title and interest of Assignor in and to the following:

          (a) All contracts listed on Exhibit B attached hereto.

          (b) All presently effective and assignable warranties, guaranties, representations or covenants given to or made in favor of Assignor or Assignor's affiliates in connection with the acquisition, development, construction, maintenance, repair, renovation or inspection of the Property.

     The foregoing are collectively referred to herein as the "Contracts."

     3. Assignor hereby assumes full responsibility for all obligations and defaults of Assignor under the Contracts accruing to and including the Conveyance Date. Assignor also agrees to defend, indemnify and hold Assignee harmless from any claims, liabilities or costs (including reasonable attorneys' fees) arising from Assignor's failure to perform said obligations, provided that Assignee makes a claim hereunder on or before one (1) year following the Conveyance Date.

     4. Assignee hereby assumes full responsibility for all obligations of owner of the Property under the Contracts accruing after the Conveyance Date and Assignee hereby agrees to defend, indemnify and hold Assignor harmless from any claims, liabilities or costs (including reasonable attorneys' fees) arising from Assignee's failure to perform said obligations.

     5. This Assignment shall be governed by the laws of the Commonwealth of Pennsylvania.

     6.   This Assignment may be executed in counterparts.

     7. The obligations of Assignor contained herein are intended to be binding only on the property of the Assignor and shall not be personally binding upon, nor shall any resort be had to the private properties of, any of the investment managers of Assignor, or any general partners thereof, or any employees or agents of the investment managers.

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Contracts and Warranties.

ASSIGNOR:                                 ASSIGNEE:

_____________________________             ______________________________
_____________________________             ______________________________


By:                                       By:
    ---------------------------------        --------------------------------

     Authorized Representative            Title:
                                             --------------------------------

Dated:                                    Dated:
       ------------------------------        --------------------------------

                                   EXHIBIT A

                               Legal Description

                                   EXHIBIT B
                                  -----------

                                   Contracts


A.T. BUILDERS
BFI
BERWYN GLASS
BOYLE ELECTRICAL CONTRACTORS
BURHANS GLASS COMPANY, INC.
CONTROLLED ENVIRONMENTS
CROWN CONTRACTORS, INC.
JOSEPH W. DAVIS, INC.
DIROCCO BROTHERS COMPANY
DURASEAL, INC.
ELDREDGE
FIDELITY ALARM COMPANY
GALLAGHER EXCAVATING, INC.  (GEI)
GUARDIAN ALARM SYSTEMS
HONEYWELL
MOON LANDSCAPING
OLIVER SPRINKLER
PENNTEX  CONSTRUCTION COMPANY
PHOENIX MECHANICAL, INC.
RHETT HAMILTON JONES ASSOCIATES
SANTANGELO HAULING CO.
SECURITY ELEVATOR COMPANY
SYSTEMATIC ROOFING ANALYSIS
TELEPHONE DIAGNOSTIC SERVICES, INC.
TERMINIX INTERNATIONAL CO.
VECTORDYNE
DAVID WHITE PLUMBING

                                 Schedule 8.6.6

                           ASSIGNMENT OF INTANGIBLES

          THIS ASSIGNMENT AND ASSUMPTION OF INTANGIBLES ("Assignment") dated as the dates of execution set forth below, but effective as of the Conveyance Date (as herein defined), is between____________________________________________________________,
("Assignor") and ________________, a ___________________ ("Assignee").

     A. Assignor and Assignee have entered into an Agreement of Purchase and Sale with an Effective Date of ______________, 1998 (the "Agreement"), pursuant to which Assignee agreed to purchase Assignor's interest in the real property legally described on Exhibit A attached hereto (the "Property"), on the terms and conditions contained therein.

     B. Whereas the execution and delivery of this Assignment is a condition precedent to the purchase of the Property by the Assignee.

     ACCORDINGLY, the parties hereby agree as follows:

     1. As of the date on which the Property is conveyed to Assignee pursuant to the Agreement (the "Conveyance
Date")[SHOULD BE THE DAY FOLLOWING CLOSING], Assignor hereby assigns to Assignee all of its right, title, and interest in and to the following:

          (i) All licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps or plats and entitlements issued, approved or granted by federal, state or municipal authorities or otherwise in connection with the Property and its renovation, construction, use, maintenance, repair, leasing and operation; and all licenses, consents, easements, rights of way and approvals required from private parties to make use of utilities, to insure pedestrian ingress and egress to the Property and to insure continued use of any vaults under public rights-of-way presently used in the operation of the Property.

          (ii) any trade style or trade name used in connection with the Property; and,

          (iii) all correspondence with the tenants under tenant leases, all booklets and manuals relating to the maintenance and operation of the Property.

     The foregoing are collectively referred to herein as the "Intangibles".

     2. Assignor agrees to assume full responsibility for its obligations under the Intangibles accruing on or prior to the Conveyance Date and Assignor agrees to defend, indemnify and hold Assignee harmless from any claims, liabilities or costs arising from

Assignor's failure to perform said obligations, provided that Assignee makes a claim hereunder on or before one (1) year following the Conveyance Date.

     3. Assignee assumes full responsibility for all obligations of the owner of the property accruing under the Intangibles from the day after the Conveyance Date and Assignee agrees to defend, indemnify and hold Assignor and its predecessors in title harmless from all claims, liabilities or costs arising from Assignee's failure to perform said obligations.

     4.   This instrument may be executed in counterparts.

     5. The obligations of Assignor contained herein are intended to be binding only on the property of the Assignor and shall not be personally binding upon, nor shall any resort be had to the private properties of, any of the investment managers of Assignor, or any general partners thereof, or any employees or agents of the investment managers

     IN WITNESS WHEREOF, the parties have executed this Assignment of Intangibles.


ASSIGNOR:                               ASSIGNEE:

_____________________________           ________________________________
_________________________________,      ________________________________


By:                                     By:
   --------------------------------        --------------------------------
     Authorized Representative
                                        Title:
                                           --------------------------------

Dated:                                  Dated:
   --------------------------------        --------------------------------

                                   EXHIBIT A

                               Legal Description

                                 Schedule 8.6.8

                                  BILL OF SALE


     _________________________________________________________________
("Seller"), in consideration of Ten and No/100 Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby sells, transfers, assigns and sets over unto __________________ ("Purchaser"), all of its right, title and interest in and to any and all personal property, which personal property is owned by Seller and located on the real estate legally described on Exhibit A attached hereto (the "Personal Property"), including, but not limited to, the Personal Property listed on Exhibit B.

     Seller hereby represents and warrants to Purchaser that Seller is the absolute owner of the Personal Property free and clear of all liens, charges and encumbrances, and that Seller has full right, power and authority to sell the Personal Property and to make this Bill of Sale. All warranties of quality, fitness and merchantability are hereby excluded.

     The obligations of Seller contained herein are intended to be binding only on the property of the Seller and shall not be personally binding upon, nor shall any resort be had to the private properties of, any of the investment managers of Seller, or any general partners thereof, or any employees or agents of the investment managers

    IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the ___ day of _______, 1998, but effective on the date on which the Property is conveyed by Seller to Purchaser.


                                     _______________________________
                                     _______________________________

                                     By:___________________________
                                          Authorized Representative

STATE OF _________       )
                         )  SS
COUNTY OF _______        )


          The undersigned, a Notary Public in and for said County in the State aforesaid, DOES HEREBY CERTIFY that ________________, authorized representative of
_________________________________________________________________, who is
personally known to me to be the same person whose name is subscribed to the foregoing instrument as such authorized representative, appeared before me this day in person and acknowledged that __he, being duly authorized, signed, sealed and delivered the said instrument as h___ free and voluntary act, and as the free and voluntary acts of said corporation, for the uses and purposes therein set forth.

          GIVEN under my hand and Notarial Seal this _____ day of ______________, 1998.

                         _______________________
                            Notary Public


My Commission Expires:

____________________, 19___

                                   EXHIBIT A

                               Legal Description

                                   EXHIBIT B
                                 -------------

                               Personal Property


NUMBER    ITEM                         DESCRIPTION
------   --------------------------    ----------------------------------
2         METAL CABINETS               ASSORTED PAINT & SUPPLIES, DROP
                                        CLOTHES
1         METAL FILE CABINET           ELECTRICAL  SUPPLIES
1         LARGE METAL SHELF            ASSORTED PLUMBING SUPPLIES
2         SMALL METAL SHELVES          ASSORTED DOOR CLOSURES & BALLAST
                                       ASSORTED DROP CLOTHES & COVE BASE
1         WOODEN SHELF AT WORK BENCH   ASSORTED NUTS & BOLTS, WASHERS, COFFEE
                                        CANS & SUPPLIES
2         4 FT. STEP LADDERS           WOOD & ALUMINUM
2         PUSH BROOMS
1         WORK BENCH & VISE            UNDER WORK BENCH-ASSORTED EMPTY PAINT
                                       BUCKETS & DOOR KNOBS & OTHER SUPPLIES.
                                       HAND SOAP DISPENSER PARTS.
2         WET MOPS & BUCKETS
2 CASES    F40CW LIGHT BULBS - 4 FT.
1 CASES   8 FT. LIGHT BULBS
1         24 FT. EXTENSION LADDER      FIBERGLASS
1         6 FT. STEP LADDER            WOOD
2         10 FT. STEP LADDER           1-WOOD, 1-FIBERGLASS
1         8 FT. STEP LADDER
2         SECTIONS OF RUBBER HOSE
          ASSORTED BELTS FOR AIR
           HANDLERS
1 CASE    FILTERS FOR WALL FAN UNITS
1         PAINT SPRAYER
2         RAKES
1         POST HOLE DIGGER

NUMBER    ITEM                         DESCRIPTION
------   --------------------------    ----------------------------------

1         ICE CHOPPER
          ASSORTED P.V.C. PIPE
1         SET OF WOODEN TRUSSES
6         5 GALLON CANS                ASSORTED PAINTS
6         ELECTRIC MOTORS
          (UNDER AIR HANDLER #3)
1         WEED WACKER
1         SCAFFOLD
          RUBBER CONES
          PAINT THINNERS
1         KEYSCAN LOCK SYSTEM          COMPUTERIZED SYSTEM TO MONITOR LOCKING
                                       AND UNLOCKING OF DOORS. KEYS ISSUED TO
                                       SELECTED TENANTS

                                Schedule 8.6.10

                          SELLER'S CLOSING CERTIFICATE


          THIS CLOSING CERTIFICATE is made as of the ___________ day of _______________________, 1998, by and between
________________________________ ______________________  ("Seller"), to and
in favor _____________________________________________________________, a
__________ ("Purchaser"), under and pursuant to that certain Agreement of Purchase and Sale by and between Seller and __________, with an Effective Date as defined therein (the "Agreement"), for the purchase and sale of that certain Property situated in the _________, _______ County, ____________ (as defined in the Agreement).

          Pursuant to Paragraphs 5.3 and 8.6.10 of the Agreement and except as disclosed on Exhibit A attached hereto and made a part hereof, Seller hereby reconfirms, remakes and rewarrants to Purchaser as of the date hereof each of the representations, warranties and covenants given by Seller contained in Paragraph 5.1 of the Agreement in the same manner as such representations, warranties and covenants were given in the Agreement, each of which is incorporated herein and made a part hereof by this reference. Except as modified hereby, Seller hereby confirms that each of said representations, warranties and covenants are true and accurate in all material respect as of the date hereof. Seller's reconfirming, remaking and rewarranting of its representations, warranties and covenants is subject to the limitations set forth in Paragraph 5.3 of the Agreement.

          The obligations of Seller contained herein are intended to be binding only on the property of the Seller and shall not be personally binding upon, nor shall any resort be had to the private properties of, any of the investment managers of Seller, or any general partners thereof, or any employees or agents of the investment managers

          IN WITNESS WHEREOF, Seller has executed this Closing Certificate on the day and year first above written, but effective upon the date on which the Property is conveyed by Seller to Purchaser.

SELLER:

_____________________________
_____________________________


By:
    -----------------------------
          Authorized Signatory

                                   EXHIBIT A

                                   Disclosure

                                 Schedule 9.7.2

NEW LEASE APPROVAL FORM

Property: ________________________________________________________________

Tenant:   ________________________________________________________________

Square Feet:______________________________________________________________

Location: _________________________________

Anticipated Lease Commencement: __________________________________________

Anticipated Rent Commencement:  __________________________________________

Term:  ___________________________________________________________________

FREE RENT: _______________________________________________________________

Rental Rate: ___________Period   _____________ PSF Rate __________Annual Income

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________


Note: Above rental rates do not include Tenant Electric

Tenant Improvement Allowance:  PSF _________ Amount ___________T.I.

Mechanism:  ______________________________________________________________

__________________________________________________________________________

__________________________________________________________________________


OPTIONS:   _______________________________________________________________

           _______________________________________________________________

           _______________________________________________________________


Initial Commission:

________ BROKER___________________% ______________________Amount
______________________________________________________________________
______________________________________________________________________

Broker Future Entitlements:___________________________________________
______________________________________________________________________
______________________________________________________________________

Other Comments:_______________________________________________________
______________________________________________________________________
______________________________________________________________________


Approved By: ____________________________

                                 Schedule 9.26

                      SEC COMPLIANCE REPRESENTATION LETTER

(Accountant Name & Address)

Dear Sirs:

     In connection with your audit of the statement of revenues and certain expenses of the Properties situated in the City of King of Prussia, Montgomery County, Pennsylvania, commonly known as a portion of the King of Prussia Business Center (the "Property") for the year ended December 31, 199__ (the "Operating Statement"), prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, the undersigned ("Seller") makes the following limited, qualified and specific representations, which are true to Seller's knowledge (as such phrase is hereinafter defined):

     1. Seller has made available or caused its property manager to make available to Brandywine Operating Partnership, L.P. ("Buyer"), or its representatives, Seller's financial records and files in Seller's actual possession pertaining to the operation of the Property (such records and files being collectively referred to herein as the "Files").

     2. Except as disclosed in the Files, Seller is not aware of any events or transactions which have occurred since December 31, 199_ and prior to the date hereof that would have a material effect on the Operating Statement for the period then ended.

     3. We recognize that, as the Owner of the Property, we are responsible for directing the fair presentation of the Operating Statement. We believe the Operating Statement is fairly presented in conformity with generally accepted accounting principals.

     As used in this letter, the words "Seller's knowledge" shall be deemed to mean, and shall be limited to, the actual (as distinguished from implied, imputed or constructive) knowledge of Joseph S. Cappelletti and Barbara Gillentine without such person having any obligation to make an independent inquiry or investigation.

     Notwithstanding any provision in this letter to the contrary, Seller is executing this letter solely as an accommodation to and at the request of Buyer and, except to the extent Seller is liable to Buyer for representations and warranties expressly set forth in that certain Agreement of Purchase and Sale, dated _________ 1998, by and between Seller and Buyer (the "Sale Agreement'), this letter is subject to the condition that Seller shall not be liable or responsible to Buyer, any parent, subsidiary or other affiliate of Buyer, or any officer, director, employee, agent, representative, shareholder, partner or principal of Buyer or any such parent, subsidiary or other affiliate thereof or any accountant or other professionals engaged by or on behalf of any of the foregoing, including, without limitation, [accountant](all of the foregoing being collectively referred to herein as the "Buyer Parties"), as a result of the fact that any of the statements made herein are in any way inaccurate, untrue or incorrect. By the acceptance of this letter, except for rights and remedies that Buyer may have under the Sale Agreement with respect to representations and warranties expressly set forth in the Sale Agreement, each of the Buyer Parties shall be deemed to have waived any and all rights and remedies that any of them may have against Seller, whether at law or in equity, as a result of the fact that any of the statements made herein are in any way inaccurate, untrue or incorrect.

     Seller has executed this letter for the limited purposes set forth herein, and for the use of [accountant] only. No other parties may rely on the statements set forth herein.

                              Very truly yours,

                              RREEF USA FUND-I,
                              a California group trust

                              By:  RREEF America L.L.C.,
                                   a Delaware limited liability company

                              By:_______________________________
                              Name:   Joseph S. Cappelletti
                              Title:  Its Authorized Representative


                              By:  __________________________________
                              Name:   Barbara J. Gillentine
                              Title:  Its Authorized Representative

                                   EXHIBIT A

                         Legal Description of Property

                                  EXHIBIT A-1

                        Descriptive List of the Property


King of Prussia Industrial Park, King of Prussia, Pennsylvania

     1.        600 Park Avenue
     2.        650 Park Avenue
     3.        875 First Avenue
     4.        630 Clark Avenue
     5.        650 Clark Avenue
     6.        620 Allendale Road
     7.        640-660 Allendale Road
     8.        680 Allendale Road
     9.        741 Third Avenue
     10.       820 Third Avenue
     11.       780 Third Avenue
     12.       751-761 Fifth Avenue
     13.       Allendale Road Development Site